EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 000-53193 on Form S-11 of our report dated March 26, 2008, relating to the consolidated financial statements of Wells Timberland REIT, Inc. appearing in the Annual Report on Form 10-K of Wells Timberland REIT, Inc. for the year ended December 31, 2007, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Atlanta, Georgia

February 3, 2009